                                NUCOR CORPORATION
                     Exhibit 11 to Form 10-Q - June 30, 2001



Exhibit 11 - Computation of net earnings per share

                                  Six Months (26 Weeks) Ended    Three Months (13 Weeks) Ended
                                  ----------------------------   -----------------------------
                                  June 30, 2001   July 1, 2000   June 30, 2001    July 1, 2000
                                  -------------   ------------   -------------    ------------
                                   (Unaudited)     (Unaudited)    (Unaudited)      (Unaudited)
Basic:

  Basic net earnings.............   $66,031,839   $163,293,538    $33,292,863      $81,803,693
                                    ===========   ============    ===========      ===========

  Average shares outstanding.....    77,631,068     84,871,429     77,674,806       83,152,589
                                     ==========     ==========     ==========       ==========
  Basic net earnings per share...          $.85          $1.92           $.43             $.98
                                           ====          =====           ====             ====

Diluted:

  Diluted net earnings...........   $66,031,839   $163,293,538    $33,292,863      $81,803,693
                                    ===========   ============    ===========      ===========

  Diluted
    average shares outstanding:

    Basic shares outstanding.....    77,631,068     84,871,429     77,674,806       83,152,589
    Dilutive effect of
      employee stock options.....        84,845         29,649        122,153            7,364
                                     ----------     ----------     ----------       ----------

                                     77,715,913     84,901,078     77,796,959       83,159,953
                                     ==========     ==========     ==========       ==========

  Diluted net earnings per share.          $.85          $1.92           $.43             $.98
                                           ====          =====           ====             ====

The information furnished has not been audited and is subject to year-end adjustments.